Exhibit 99.5

KATY INDUSTRIES, INC. EXECUTIVE
INCENTIVE AND TRANSITION AGREEMENT

This AGREEMENT is made as of the date signed below by Executive (the “Effective Date”) by and between KATY INDUSTRIES, INC. (“Company”) and Brian Nichols (“Executive”).

1.            Background. This Agreement is intended to provide the Executive with certain payments and benefits upon an involuntary termination of Executive’s employment or the occurrence of certain other circumstances that may affect the Executive. The Company believes this Agreement will help ensure the Executive’s undivided focus on the business of the Company and thereby enhance shareholder value.

2.            Certain Defined Terms. The following terms have the following meanings when used in this Agreement.

(a)           “Accrued Compensation” means, as of any date, (1) the unpaid amount, if any, of Executive’s previously earned base salary, and (2) additional payments or benefits, if any, earned by the Executive under and in accordance with any employee plan, program or arrangement of or with the Company or an Affiliate (other than this Agreement).

(b)           “Affiliate” means an entity at least 50% of the voting, capital or profits interests of which are owned directly or indirectly by Company.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means (1) material act or acts of willful misconduct by Executive, whether in violation of the Company’s policies or otherwise; (2) Executive’s willful and repeated failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of Executive’s employment (3) embezzlement or fraud committed by Executive, at Executive’s direction, or with Executive’s prior personal knowledge; (4) Executive’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony; or (5) substance abuse or use of illegal drugs that, in the reasonable judgment of the Board, (A) impairs the ability of the Executive to perform the duties of the Executive’s employment, or (B) causes or is likely to cause harm or embarrassment to the Company or any of its Affiliates. Except as specified, the Board, acting in its own discretion, will be responsible for determining whether particular conduct constitutes “Cause” for the purposes of this Agreement.

(e)           “Change in Control” means the occurrence of any of the following after July1, 2015, except that under no circumstances shall Kohlberg & Company, L.L.C. or any of its affiliates, including any investment funds controlled by it or under common control with it, acquiring or gaining a 50% or more ownership interest in the Company or acquiring or gaining additional ownership interest in the Company be considered a Change in Control under this Agreement:

(i)           any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of Company;

(ii)          a consolidation, merger or reorganization of the Company, unless (1) the stockholders of Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or reorganization, (2) individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (3) no person beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (A) Company or a subsidiary of Company, (B) an employee benefit plan maintained by Company, the surviving corporation or any subsidiary, or (C) the beneficial owner of 50% or more of the combined voting power of the outstanding voting securities of Company immediately prior to such consolidation, merger or reorganization);

(iii)         individuals who, as of July 1 2015, constitute the entire Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board, provided that any individual becoming a director subsequent to July 1, 2015 whose appointment or nomination for election by Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iv)         a complete liquidation or dissolution of Company, or a sale or other disposition of all or substantially all of the assets of the Company (other than to an entity described in (e)(ii) above).

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Company” means Katy Industries, Inc. and any successor thereto.

(h)           “Disability” means the inability of Executive to substantially perform the customary duties and responsibilities of Executive’s Employment with Company or an Affiliate for a period of at least 120 consecutive days or 120 days in any 12-month period by reason of a physical or mental incapacity which is expected to result in death or last indefinitely, as determined by a duly licensed physician appointed by the Company.

(i)            “Employment” means Executive’s employment with the Company and/or any of its Affiliates.

(j)            “Salary” means, as of the effective date of the termination of Executive’s Employment with Company and its Affiliates, Executive’s highest annual rate of base salary at any time during the preceding 24 months.

3.             Payments To Executive Upon Change in Control. Subject to the provisions hereof, if, during Executive’s Employment, there is a Change in Control, Executive (or Executive’s beneficiary, as the case may be) will be entitled to receive from the Company an amount equal to twelve (12) months Salary, minus legally required withholdings, which amount shall be payable in a lump sum in cash within thirty (30) business days following the Change in Control. Executive shall only be entitled to a payment under this Section 3 of this Agreement if Executive has remained continuously employed with the Company from the Effective Date through the occurrence of the Change in Control.

4.            Payments to Executive Upon Termination of Employment. Subject to the provisions hereof, including, without limitation, Section 5 (relating to a reduction of severance payments and benefits in order to avoid adverse tax consequences), Section 6 (relating to non-duplication of payments and benefits provided under other agreements and arrangements), and Section 7 (relating to execution and delivery of a general release as a condition of Executive’s entitlement to payments and benefits hereunder), upon the termination of Executive’s Employment with Company and its Affiliates, Executive (or Executive’s beneficiary, as the case may be) will be entitled to receive the applicable severance payments and benefits set forth in this Section.

(a)           Termination by Company or an Affiliate without Cause. If Executive’s Employment is terminated by Company or an Affiliate without Cause, then Executive shall be entitled to receive the following payments and benefits:

(i)           Accrued Compensation; and

(ii)          an amount equal to twelve (12) months Salary, minus legally required withholdings, which amount shall be payable in a lump sum in cash within thirty (30) business days following the date of Executive's termination of Employment.

(b)           Disability or Death. If Executive’s Employment is terminated by Company or an Affiliate due to Executive’s Disability, or if Executive’s Employment terminates by reason of death, then Executive (or Executive’s beneficiary) shall be entitled to receive Accrued Compensation through the date of termination, subject to set off for amounts owed by Executive to Company or an Affiliate, and nothing more.

(c)           Termination by Company or an Affiliate for Cause. If Executive’s Employment is terminated by Company or an Affiliate for Cause, Executive shall be entitled to receive Accrued Compensation through the date of termination, subject to set off for amounts owed by Executive to Company or an Affiliate, and nothing more.

(d)           Termination by Executive for any Reason. If Executive’s Employment is voluntarily terminated by Executive for any reason, Executive shall be entitled to receive Accrued Compensation through the date of termination, subject to set off for amounts owed by Executive to Company or an Affiliate, and nothing more.

5.             Golden Parachute Tax Limitation. If Executive is entitled to receive payments and benefits under this Agreement and if, when combined with the payments and benefits Executive is entitled to receive under any other plan, program or arrangement of Company or an Affiliate, Executive would be subject to excise tax under Section 4999 of the Code or Company would be denied a deduction under Section 2800 of the Code, then the severance amounts otherwise payable to Executive under this Agreement will be reduced by the minimum amount necessary to ensure that Executive will not be subject to such excise tax and Company will not be denied any such deduction.

6.             Non-Duplication of Payments; Effect of Other Agreements. Notwithstanding the provisions hereof:

(a)           Executive will only be entitled to payment of benefits under Section 3 of this Agreement or Section 4 of this Agreement, but not both. Accordingly, should a Change in Control occur prior to the termination of Executive’s Employment with the Company, and such Change in Control entitles Executive to benefits under the provisions of Section 3 of this Agreement, then upon the termination of Executive Employment with the Company, even if not for Cause, Executive will not also be entitled to benefits under Section 4 of this Agreement.

(b)           The post-termination payment and benefit provisions of Executive’s written employment or other agreement with Company or an Affiliate in force at the termination of Executive’s Employment (if any) will apply in lieu of the provisions hereof if and to the extent that, with respect to Executive’s termination of Employment, the provisions of such employment or other agreement would provide greater payments or benefits to Executive (or to Executive’s covered dependents or beneficiaries). If any termination or severance payments or benefits are made or provided to Executive by Company or any of its Affiliates pursuant to a written employment or other agreement with Company or an Affiliate, such payments and benefits shall reduce the amount of the comparable payments and benefits payable hereunder. This Section 6(b) is intended to provide Executive with the most favorable treatment and, at the same time, avoid duplication of payments or benefits, and it will be construed and interpreted accordingly.

7.             Release of Claims. Notwithstanding anything herein to the contrary, the Board may condition severance payments or benefits otherwise payable under this Agreement upon the execution and delivery by Executive (or Executive’s beneficiary) of a general release in favor of Company, its Affiliates and their officers, directors and employees, in such form as the Board may specify; provided, however, that no such release will be required as a condition of Executive’s (or the beneficiary’s) entitlement to Accrued Compensation. Subject to Section 15 of this Agreement, any payment or benefit that is so conditioned shall commence or be paid during the period commencing on Executive’s termination of Employment and ending on a date not more than 30 days thereafter, except that, in the event that such period could span two taxable years, payment must be made in the later year.

8.             No Duty to Mitigate. Executive’s entitlement to payments or benefits hereunder is not subject to mitigation or a duty to mitigate by Executive.

9.            Amendment. The Board may amend this Agreement, provided, however, that, no such action which would have the effect of reducing or diminishing Executive’s entitlements under this Agreement shall be effective without the express written consent of the Executive.

10.           Successors and Beneficiaries.

(a)          Successors and Assigns of Company. Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Company and its subsidiaries taken as a whole, expressly and unconditionally to assume and agree to perform or cause to be performed Company’s obligations under this Agreement. In any such event, the term “Company,” as used herein shall mean Company, as defined in Section 2 hereof, and any such successor or assignee. Executive acknowledges and agrees that this Agreement shall be fully enforceable by the Company’s successor or assignee.

(b)          Executive’s Beneficiary. For the purposes hereof, Executive’s beneficiary will be the person or persons designated as such in a written beneficiary designation filed with the Company, which may be revoked or revised in the same manner at any time prior to Executive’s death. In the absence of a properly filed written beneficiary designation or if no designated beneficiary survives Executive, Executive’s estate will be deemed to be the beneficiary hereunder.

11.           Nonassignability. With the exception of Executive’s beneficiary designation, neither Executive nor Executive’s beneficiary may pledge, transfer or assign in any way the right to receive payments or benefits hereunder, and any attempted pledge, transfer or assignment shall be void and of no force or effect.

12.           Legal Fees to Enforce Rights after a Change in Control. If, following a Change in Control, Company fails to comply with any of its obligations under this Agreement or Company takes any action to declare this Agreement void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive (or Executive’s beneficiary) the payments and benefits intended to be provided, then Executive (or Executive’s beneficiary, as the case may be) shall be entitled to select and retain counsel at the expense of Company to represent Executive (or Executive’s beneficiary) in connection with the good faith initiation or defense of any litigation or other legal action, whether by or against Company or any director, officer, stockholder or other person affiliated with Company or any successor thereto in any jurisdiction.

13.           Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between Executive and Company or any of its Affiliates. Nothing contained herein shall be deemed to give Executive a right to be retained in the employ or other service of Company or any of its Affiliates or to interfere with the right of Company or any of its Affiliates to terminate Executive’s employment at any time.

14.           Governing Law. This Agreement shall be governed by the laws of the State of Missouri, excluding its conflict of law rules. Any suit with respect to this Agreement will be brought in the federal or state courts of Missouri and Executive hereby agrees to submit to the personal jurisdiction and venue thereof.

15.           Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code, if and to the extent applicable, and will be interpreted and applied in a manner consistent with that intention. Toward that end, unless permitted sooner by Section 409A of the Code, severance amounts otherwise payable within six-months after termination of employment will be deferred until and become payable on the first day of the seventh month following termination of employment. Further, to the extent Section 409A of the Code is applicable, the phrase “termination of Employment” shall have the same meaning as a “separation from service” as defined in Section 409A of the Code and its accompanying regulations.

16.           Withholding. Company and its Affiliates may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KATY INDUSTRIES, INC.

By:	/s/David J. Feldman

Title:	President & CEO

EXECUTIVE:

/s/Brian G. Nichols
Signature

Brian G. Nichols
Print Name

July 7, 2015
Date